Exhibit 10.26
* Certain information identified by brackets has been omitted as the Company has determined that: (i) the omitted information is not material; and (ii) disclosure of the omitted information would constitute a clearly unwarranted invasion of personal privacy.
SUPPORT AGREEMENT
This SUPPORT AGREEMENT, dated as of February 28, 2022 (this “Agreement”), is made and entered into by and between Zip Co Limited, an Australian public company limited by shares, (“Parent”), and the undersigned stockholder (the “Stockholder”) of Sezzle Inc., a Delaware public benefit corporation (the “Company”). Parent and the Stockholder are referred to individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and Miyagi Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of February 28, 2022 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, and in accordance with the DGCL, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”), and pursuant to the Merger Agreement, each share of the Company’s common stock, $0.00001 par value per share (including each share of the Company’s common stock in respect of which a CHESS Depositary Instrument has been issued) (the “Company Shares”), outstanding at the Effective Time will be converted into the right to receive the applicable Merger Consideration as set forth in the Merger Agreement, except that (i) each Parent Excluded Share will be cancelled and retired and shall cease to exist, and no consideration will be delivered in exchange therefor and (ii) each Subsidiary Excluded Share shall be converted into such number of shares of common stock of the Surviving Corporation such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time, shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time;
WHEREAS, as of the date hereof, the Stockholder Beneficially Owns (as defined below) and owns of record the number of Company Shares set forth opposite the Stockholder’s name on Schedule I hereto (the “Existing Shares”); and
WHEREAS, as a material inducement to Parent and Merger Sub’s willingness to enter into the Merger Agreement, the Stockholder has agreed to execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
“Beneficial Owner” means, with respect to a security, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (i) has or

Exhibit 10.26
shares the power to vote, or to direct the voting of, such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security; provided that, for purposes of determining whether a Person is a Beneficial Owner of such security, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” shall have a correlative meaning. For the avoidance of doubt, Parent shall not be deemed to be the Beneficial Owner of the Covered Company Shares by virtue of this Agreement.
“Covered Company Shares” means, with respect to the Stockholder, (1) the Existing Shares, and (2) any Company Shares or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for Common Shares or other voting capital stock of the Company, in each case that the Stockholder has Beneficial Ownership of on or after the date hereof; it being understood that if the Stockholder acquires securities (or rights with respect thereto) described in clause (2) above, the Stockholder shall promptly notify Parent in writing, indicating the number of such securities so acquired.
“Permitted Transfer” means a Transfer of Covered Company Shares by the Stockholder to (i) any affiliate of the Stockholder or (ii) if the Stockholder is a natural person, (A) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of the Stockholder, (B) any trust, the trustees of which include only the Persons named in clause (A) and the beneficiaries of which include only the Persons named in clause (A), (C) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clauses (A) and (B) or (D) any Person by will, for estate or tax planning purposes; provided that, in any such case, a Transfer referred to in this sentence shall be permitted only if the transferee of such Covered Company Shares evidences in a writing reasonably satisfactory to Parent such transferee’s eligibility to receive Parent Ordinary Shares and Parent ADRs under the Merger Agreement and agreement to be bound by and subject to the terms and provisions hereof to the same extent as such transferring Stockholder, and upon such transfer to be deemed a Stockholder hereunder.
“Transfer” means any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, grant of an option with respect to, disposition or other transfer (by operation of law or otherwise) or entry into any contract or other agreement with respect to any of the foregoing, of any shares of Company Shares or interest (including voting interest) in any shares of Company Shares to any Person other than Parent.
ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY
Section 2.1Agreement to Vote.
(a)The Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholders’ Meeting and at any other meeting of the Company Stockholders, however called, including any adjournment or postponement thereof, and in connection with any written consent of the Company Stockholders (the date of the taking of any such action being an applicable “Determination Date”), the Stockholder shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the Company Stockholders is sought:

Exhibit 10.26
(i)appear at each such meeting or otherwise cause the Stockholder’s Covered Company Shares to be counted as present thereat for purposes of establishing a quorum; and
(ii)vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of the Stockholder’s Covered Company Shares:
(1)in favor of the approval of the Merger and the adoption of the Merger Agreement;
(2)if (i) the Company has not received proxies representing the Company Stockholder Approval, whether or not a quorum is present, (ii) there are insufficient Company Shares represented (either in person or by proxy) and voting to approve the Merger and the Contemplated Transactions to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting, or (iii) it is necessary to ensure that any supplement or amendment to the Registration Statement is delivered to the Company Stockholders, in favor of any proposal to adjourn a meeting of the Company Stockholders to solicit additional proxies in favor of the approval of the Contemplated Transactions, including the Merger and the adoption of the Merger Agreement;
(3)against any Acquisition Proposal with respect to the Company; and
(4)against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Contemplated Transactions, including the Merger or the other transactions contemplated by this Agreement or the performance by the Company of its obligations under the Merger Agreement or any other documents contemplated by the Merger Agreement or by the Stockholder of its obligations under this Agreement.
(b)The Stockholder shall cast or execute any vote required to be cast or consent required to be executed pursuant to this Section 2.1, in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that quorum is present and for purposes of recording the result of that vote or consent.
Section 2.2No Inconsistent Agreements. The Stockholder represents, covenants and agrees that, except for this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Shares, (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy (except in accordance with Section 2.3 hereof), consent or power of attorney with respect to any Covered Company Shares and (c) has not taken, and shall not take at any time while this Agreement remains in effect, any action that would (1) make any representation or warranty of the Stockholder contained herein untrue or incorrect, (2) violate or conflict with the Stockholder’s covenants and obligations under this Agreement or (3) otherwise have the effect of restricting, preventing or disabling the Stockholder from performing any of its obligations under this Agreement.
Section 2.3Grant of Irrevocable Proxy. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact Parent, and any other Person designated by Parent in writing

Exhibit 10.26
(collectively, the “Grantees”), each of them individually, with full power of substitution and resubstitution, effective as of the date hereof and continuing until the Termination Date (the “Voting Period”), to vote (or execute written consents, if applicable) with respect to the Covered Company Shares as required pursuant to Section 2.1(a) and Section 2.1(b) hereof. The proxy granted by the Stockholder hereunder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy, and the Stockholder (a) will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and (b) hereby revokes any proxy previously granted by the Stockholder with respect to any Covered Company Shares. The power of attorney granted by the Stockholder hereunder is a durable power of attorney and shall survive the bankruptcy or dissolution of the Stockholder. For Covered Company Shares as to which the Stockholder is the Beneficial Owner but not the holder of record, the Stockholder shall use reasonable best efforts to cause any holder of record of such Covered Company Shares to grant to the Grantees a proxy to the same effect as that described in this Section 2.3. The proxy granted by the Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 2.1 and Section 2.3 of this Agreement. The proxy granted by the Stockholder shall be revoked, terminated and of no further force or effect, automatically and without further action, upon the valid termination of this Agreement in accordance with Section 5.1.
ARTICLE III

OTHER COVENANTS
Section 3.1Restrictions on Transfer. The Stockholder hereby agrees that, from and after the date hereof until the Termination Date, the Stockholder shall not, without the prior written consent of Parent, directly or indirectly, offer to Transfer, Transfer, or consent to a Transfer of, any Covered Company Shares, unless the Transfer is a Permitted Transfer. Any Transfer in violation of this Section 3.1 shall be void.
Section 3.2No Solicitation.
(a)The Stockholder shall not, and shall cause each of its affiliates and its and their Representatives or any other Person acting on its or their behalf not to, directly or indirectly, (i) initiate, seek or solicit, or knowingly encourage or facilitate or take any other action that is reasonably expected to promote, directly or indirectly, any inquiring or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or IPO; (ii) engage or participate in discussions or negotiations with respect to, or could reasonably be expected to lead to, any Acquisition Proposal or IPO; (iii) provide any confidential, proprietary or nonpublic information or data of the Company or its Subsidiaries to any Person (other than Parent, its affiliates and its and its affiliates’ respective Representatives, in their capacity as such) in respect of any Acquisition Proposal or IPO (including to facilitate any Acquisition Proposal or IPO) or (iv) enter into any agreement, arrangement, undertaking, instrument or understanding (including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, share purchase agreement, exchange agreement, acquisition agreement or other similar agreement) with respect to any Acquisition Proposal or IPO.
(b)Notwithstanding the foregoing Section 3.2(a) the Stockholder may, and may authorize its affiliates (other than the Company and its Subsidiaries) or Representatives to, provide non-public information to, and participate in discussions or negotiations, with any Person, engage in discussions or negotiations with any Person or to take any actions in his capacity as a director or officer of the Company on behalf of the Company, in each case, if and to the extent permitted by the Merger Agreement.

Exhibit 10.26
Section 3.3Litigation. The Stockholder hereby agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Representatives or successors or permitted assigns (a) challenging the validity or enforceability of, or seeking to enjoin the operation of, any provision of this Agreement, the Merger Agreement or any other document relating to the Contemplated Transactions or the Parent Share Issuance, (b) seeking to enjoin the Closing or (c) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement, this Agreement or the consummation of the Contemplated Transactions.
Section 3.4Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Shares by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:
(a)Organization; Capacity. If the Stockholder is an entity, the Stockholder is duly organized, validly existing and (where applicable) in good standing under the Laws of the jurisdiction of its organization. If the Stockholder is an individual, the Stockholder is of full age and capacity and of sound mind as of the date of this Agreement.
(b)Authority; Execution and Delivery; Enforceability. If the Stockholder is an entity, (i) the Stockholder has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (ii) the execution, delivery and performance by the Stockholder of this Agreement and the performance and compliance by the Stockholder with each of its obligations herein and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other similar action on the part of the Stockholder and no other corporate action or similar proceedings on the part of the Stockholder are necessary for the Stockholder to execute and deliver this Agreement or perform its obligations under this Agreement. The Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent of this Agreement, this Agreement constitutes the Stockholder’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity) (the “Bankruptcy and Equity Exceptions”).
(c)Ownership of Shares. As of the date hereof, the Stockholder is the Beneficial Owner and sole owner of record of the Existing Shares set forth opposite the Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws, and such Existing Shares constitute all of

Exhibit 10.26
the Company Shares Beneficially Owned by the Stockholder. As of the date hereof, the Stockholder is neither the Beneficial Owner nor the owner of record of any Parent Ordinary Shares. The Stockholder has full voting power with respect to the Company Shares, full power of disposition and full power to (a) issue instructions with respect to the matters set forth herein and (b) agree to all of the matters set forth in this Agreement, in each case with respect to all of the Company Shares Beneficially Owned by Holder.
(d)No Conflicts. The execution, delivery and performance of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby do not (i) conflict with or violate the Company Organizational Documents, (ii) conflict with or violate any Law or Governmental Order to which the Stockholder or any of the Stockholder’s properties or assets is subject, (iii) conflict with or result in any breach of, constitute (with or without notice of or lapse of time or both) a default under, result in a violation of, give rise to a right of termination, modification, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which the Stockholder or its respective properties or assets may be bound or affected or (iv) result in the creation or imposition of any Lien on the Existing Shares.
(e)Consents and Approvals. Except as provided in the Merger Agreement, the execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby do not and will not require the consent, approval or authorization of any Governmental Body or any other Person or the submission of any notice, report or other filing with, any Governmental Body, except any filings that may be required pursuant to the rules of the ASX and the SEC or under the Corporations Act 2001 (Cth of Australia).
(f)Legal Proceedings. There are no Actions pending or, to the knowledge of the Stockholder, threatened against the Stockholder or any of his, her or its assets, rights or properties or, to the extent the Stockholder is an entity, any of the officers or directors of the Stockholder, as applicable, in each case, that will, or would reasonably be expected to, prevent or materially impair the ability of the Stockholder to perform its obligations under this Agreement or consummate the transactions contemplated hereby or result in the creation or imposition of any Lien on the Existing Shares. Neither the Stockholder nor any of its properties, rights or assets is or are subject to or in violation of any Governmental Order, except for those that, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the Stockholder’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(g)Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to any brokerage commissions, finders’ fee or similar compensation from Parent, Merger Sub or the Company in connection with this Agreement, the Merger Agreement or the Contemplated Transactions based upon any arrangement or agreement made by or on behalf of the Stockholder; provided that, no arrangement or agreement with any Person engaged by the Company, the board of directors of the Company or committee thereof shall be deemed to be an arrangement or agreement made on behalf of the Stockholder.
Section 4.2Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder as follows:
(a)Organization. Parent is a body corporate validly existing and in good standing under the Laws of Australia.
(b)Authority; Execution and Delivery; Enforceability. Parent has full corporate power and authority to enter into this Agreement and perform its obligations

Exhibit 10.26
hereunder. Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the receipt of the Parent Stockholder Approval. Parent has unanimously approved this Agreement, and except for the Parent Stockholder Approval, no other corporate action pursuant to the Laws of Australia, on the part of Parent, is necessary to authorize this Agreement or to perform its obligations hereunder or to consummate the transactions contemplated hereby. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms except as enforcement may be limited by the Bankruptcy and Equity Exceptions.
(c)No Conflicts. The execution, delivery and performance of this Agreement by Parent, and the consummation of the transactions contemplated hereby do not (i) conflict with or violate the Parent Organizational Documents, (ii) conflict with or violate any Law or Governmental Order to which the Parent or any of the Parent’s properties or assets is subject or (iii) conflict with or result in any breach of, constitute (with or without notice of or lapse of time or both) a default under, result in a violation of, give rise to a right of termination, modification cancellation or acceleration under, any Contract that is material to the business of Parent and its Subsidiaries, taken as a whole, and which Parent or any of its Subsidiaries is a party to or bound by, or result in the creation of any Lien upon the properties or assets of Parent or any of its Subsidiaries.
(d)Consents and Approvals. Except as provided in the Merger Agreement, the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby do not and will not require the consent, approval or authorization of any Governmental Body or any other Person or the submission of any notice, report or other filing with, any Governmental Body, except any filings that may be required pursuant to the rules of the ASX and the SEC or under the Corporations Act 2001 (Cth of Australia).
ARTICLE V

TERMINATION
Section 5.1Termination. This Agreement shall terminate automatically, without any notice or other action by any of the Parties, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of this Agreement by written notice from Parent to the Stockholder or (d) in the event the board of directors of the Company or any duly authorized and empowered committee thereof makes a Company Adverse Recommendation Change in accordance with Section 5.07(e) or Section 5.07(f) of the Merger Agreement (the “Termination Date”), and, in each case, shall thereafter be of no further force or effect, and there shall not be any further liability or obligation on the part of any Party hereto, other than this Section 5.1 and Article VI, which provisions shall survive such termination; provided, however, that nothing in this Section 5.1 shall relieve any Party from liability for any breach of any representation, warranty, covenant or other agreement contained in this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.

Exhibit 10.26
ARTICLE VI

MISCELLANEOUS
Section 6.1Publication. The Stockholder (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any ASX announcement, press release or in the Proxy Statement, Registration Statement (including all documents and schedules filed with the SEC), Australian Prospectus, Notice of the Parent Extraordinary General Meeting, any other document required to be filed with the ASX or any other Governmental Body or other disclosure document required in connection with the Merger Agreement or the Contemplated Transactions, its identity and ownership of Company Shares and the existence and terms of this Agreement (including a copy of this Agreement), the Merger Agreement and any other documents contemplated thereby, and (ii) hereby agrees to reasonably cooperate with Parent in connection with such filings. As promptly as practicable, the Stockholder shall notify Parent of any required corrections with respect to any information supplied by the Stockholder, if and to the extent the Stockholder becomes aware that any such information shall have become false or misleading in any material respect.
Section 6.2No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.
Section 6.3Further Assurances. Each of the Parties agrees that it shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to give effect to the obligations of the Parties hereunder, including by executing and delivering such additional documents as may be reasonably necessary or desirable to effectuate this Agreement, the Merger Agreement or the Contemplated Transactions.
Section 6.4Amendment and Modification; Waiver. At any time prior to the Effective Time, any provision of this Agreement may be amended (whether before or after any required approval by the Company Stockholders or, if applicable, the Parent Stockholders) if, and only if, such amendment or waiver is in writing and signed by Parent and the Stockholder. No Party will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party, and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.
Section 6.5Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given and received (a) when personally delivered, (b) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid or (d) when sent by electronic mail. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 6.5. Notices, demands and communications, in each case to the respective Parties, will be sent to the applicable address set forth below, unless another address has been previously specified in writing:

Exhibit 10.26
if to Parent, to:
Zip Co Limited
Level 14, 10 Spring Street
Sydney, New South Wales 2000
Australia
Attention:    David Tyler
E-mail:        David.Tyler@zip.co
With a copy (which shall not constitute notice) to:
With a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Jeffrey A. Brill, Esq.
    Thomas W. Greenberg, Esq.
E-mail:    Jeffrey.Brill@skadden.com
    Thomas.Greenberg@skadden.com

and
Arnold Bloch Leibler
Level 24, 2 Chifley Square
Sydney, New South Wales 2000
Australia
Attention:    Jeremy Leibler and Gavin Hammerschlag
Email:        JLeibler@abl.com.au
    GHammerschlag@abl.com.au

and
if to the Stockholder, to:
[__]
[__]
E-mail: [__]

Section 6.6Counterparts. This Agreement may be executed in multiple counterparts (including counterparts delivered by electronic transmission), each of which will be deemed an original and all of which will constitute one and the same instrument.
Section 6.7Entire Agreement; Third Party Beneficiaries. This Agreement (and the schedule hereto, (and, to the extent referred to in this Agreement, the Merger Agreement, together with all schedules and exhibits thereto) constitutes the entire agreement among the Parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the Parties hereto with respect to the subject matter hereof. Parent and the Stockholder agree that (a) the representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Exhibit 10.26
Section 6.8Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the Parties shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the Parties to the maximum extent permitted by applicable Law.
Section 6.9Assignment. This Agreement will be binding upon, and will be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent will be void and of no effect; provided, further that Parent may assign this Agreement to any of its Affiliates without the prior written consent of the Stockholder.
Section 6.10Interpretation. The interpretation provisions of Section 8.12 of the Merger Agreement shall apply, mutatis mutandis, to this Agreement.
Section 6.11Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.
Section 6.12Enforcement; Exclusive Jurisdiction. Each of the Parties hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States Court for the District of Delaware in the event any dispute arises out of this Agreement or the Contemplated Transactions, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it shall not bring any action relating to this Agreement or the Contemplated Transactions in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided, that, each of the Parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.
Section 6.13WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.
Section 6.14Capacity as a Stockholder. The Stockholder makes the agreements and understandings herein solely in its capacities as record holder and Beneficial Owner of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by the Stockholder solely in his or her capacity as a director or officer of the Company.
Section 6.15Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take

Exhibit 10.26
such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 5.1, the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the seeking of the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
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Exhibit 10.26
IN WITNESS WHEREOF, Parent and the Stockholder have duly executed this Agreement as of the date first written above.

EXECUTED by Zip Co Limited ) ACN 139 546 428 by: ) )
/s/ Larry Diamond Signature of director	/s/ Peter Gray Signature of director
Larry Diamond Full name of director	Peter Gray Full name of director
X Tick if signatory signs electronically.
By ticking this box the signatory confirms that it has signed this document electronically in accordance with section 127(3B) of the Corporations Act 2001 (Cth)

X Tick if signatory signs electronically.
By ticking this box the signatory confirms that it has signed this document electronically in accordance with section 127(3B) of the Corporations Act 2001 (Cth)

X Tick if the signatory has signed a separate counterpart of this document as permitted by section 127(3C) of the Corporations Act 2001 (Cth)	X Tick if the signatory has signed a separate counterpart of this document as permitted by section 127(3C) of the Corporations Act 2001 (Cth)

[Signature Page to Support Agreement]

Exhibit 10.26
CHARLES G. YOUAKIM
/s/ Charles G. Youakim
CHARLES G. YOUAKIM 2020 GRANTOR RETAINED ANNUITY TRUST #1
By: /s/ Charles G. Youakim
Name: Charles G. Youakim
Title: Trustee
CHARLES G. YOUAKIM 2020 GRANTOR RETAINED ANNUITY TRUST #2
By: /s/ Charles G. Youakim
Name: Charles G. Youakim
Title: Trustee
CHARLES G. YOUAKIM 2020 IRREVOCABLE GST TRUST
By: /s/ Charles G. Youakim
Name: Charles G. Youakim
Title: Trustee
CERRO GORDO LLC
By: /s/ Charles G. Youakim
Name: Charles G. Youakim
Title: Manager

Exhibit 10.26
SCHEDULE I

EXISTING SHARES*

Name	Existing Shares
Charlie G. Youakim	65,391,996
Charles G. Youakim 2020 Grantor Retained Annuity Trust #1, under agreement dated April 7, 2020	1,855,854
Charles G. Youakim 2020 Grantor Retained Annuity Trust #2, under agreement dated April 7, 2020	5,567,562
Charles G. Youakim 2020 Irrevocable GST Trust, under agreement dated March 20, 2020	9,553,571
Cerro Gordo LLC	6,000,000
TOTAL	88,368,983